EXHIBIT 10.1
THIRD AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

This Third Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made as of this 2nd day of April, 2013 by and among Kable Media Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable”), Kable Distribution Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable Distribution”), Kable Product Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable Product”), Kable News Company, Inc., a corporation organized under the laws of the State of Illinois (“Kable News”), Palm Coast Data Holdco, Inc., a corporation organized under the laws of the State of Delaware (“Palm Holding”), Kable Staffing Resources LLC, a limited liability company organized under the laws of the State of Delaware (“Kable Staffing”), Kable Specialty Packaging Services LLC, a limited liability company organized under the laws of the State of Delaware (“Kable Specialty”), Kable News International, Inc., a corporation organized under the laws of the State of Delaware (“Kable International”), Palm Coast Data LLC, a limited liability company organized under the laws of the State of Delaware (“Palm Coast”), Fulcircle Media, LLC, a Delaware limited liability company (“FulCircle” and, together with Palm Coast, Kable International, Kable Specialty, Kable Staffing, Palm Holding, Kable News, Kable Product, Kable Distribution, Kable, and any other Person joined as a borrower to the Loan Agreement (as defined below) from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”) and as a Lender.

BACKGROUND

A. On May 13, 2010, Borrowers and PNC as a Lender and Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, restated, modified, renewed, extended, replaced or substituted from time to time, including, without limitation, as amended by certain modifications and/or waivers contained in that certain (i) Consent Letter dated September 27, 2010, (ii) Consent Letter dated December 29, 2011, (iii) Waiver and Amendment dated July 18, 2012, (iv) First Amendment to Revolving Credit and Security Agreement dated as of October 1, 2012, and (v) Second Amendment and Joinder to Revolving Credit and Security Agreement dated as of December 31, 2012 the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto.  The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. Borrowers have requested that Agent and Lenders modify certain definitions, terms and conditions in the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

Section 1         Amendments to Loan Agreement

(a)   New Defined Terms. On the Effective Date, the following defined terms shall be inserted in Section 1.2 of the Loan Agreement in the appropriate alphabetical sequence as follows:

“Eligible Unbilled Kable Distribution Receivables” shall mean and include each Receivable of Kable Distribution that would qualify as an Eligible Receivable except that the Receivable has not been billed and is not subject to a written invoice; provided however that, with respect to such Receivable, such Receivable is billed no later than the fifteenth (15th) day of the month immediately following the month in which such Receivable was created; and provided, further, that Borrowers have delivered documentation, in form and substance satisfactory to Agent in its reasonable discretion, relating to the Receivable, Customer and/or goods or services provided.

 “Kable Distribution Unbilled Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(z)(iii).

“Third Amendment Date” shall mean March 29, 2013.

(b)   Amendments to Defined Term. On the Effective Date, the following defined term in Section 1.2 of the Loan Agreement shall be amended and restated as follows:

“Advance Rates” shall have the meaning set forth in Section 2.1(a)(z)(iii) hereof.

(c)   Revolving Advances. On the Effective Date, Section 2.1 of the Loan Agreement shall be amended and restated as follows:

2.1       Revolving Advances

(a) Amount of Revolving Advances.  Subject to the terms and conditions set forth in this Agreement including Sections 2.1(b), (c), (d), (e), and (f), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the least of: (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit; (y) 85% of Cash Collections, or (z) an amount equal to the sum of:

(i) up to 75%, subject to the provisions of Section 2.1(d) hereof (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii) up to 40%, subject to the provisions of Section 2.1(b), (c) and (d) hereof (“Bauer Receivables Advance Rate”), of Eligible Bauer Receivables, plus

(iii) up to 65%, subject to the provision of Section 2.1 (d) and (f) hereof, of Eligible Unbilled Kable Distribution Receivables (the “Kable Distribution Unbilled Receivables Advance Rate” and, together with the Bauer Receivables Advance Rate and the Receivables Advance Rate, collectively, the “Advance Rates”), minus

(iv) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(v) the Earn Out Reserve, minus

(vi) the Florida Reserve, minus

(vii) such reserves as Agent may reasonably deem proper and necessary from time to time after the Closing Date; provided that Agent shall provide Borrowers with no less than three (3) Business Days prior written notice of such reserve and the reason therefor; provided, further, that (i) all reserves (including the amount of such reserve) established hereunder shall bear a reasonable relationship to the events, conditions or circumstances that are the basis for such reserve and (ii) the amount of any reserve shall not be duplicative of (a) the amount of any other reserve with respect to the same events, conditions or circumstances or (b) any exclusionary criteria or limitations set forth in the definitions of Eligible Receivable.

The amount derived from the sum of (x) Sections 2.1(a)(z)(i), (ii), and (iii) minus (y) Section 2.1 (a)(z)(iv), (v), (vi) and (vii) at any time and from time to time shall be referred to as the “Formula Amount”.  The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b) Sublimit for Revolving Advances made against Eligible Bauer Receivables.  The aggregate amount of Revolving Advances made to Borrowers against Eligible Bauer Receivables shall not exceed in the aggregate, at any time outstanding $3,000,000.

(c) Use of Revolving Advance made against Eligible Bauer Receivables.  Any Advances made pursuant to Section 2.1(a)(z)(ii) above shall only be used as permitted by Section 2.22(b).

(d) Discretionary Rights.  The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion based on Agent’s review of updated field examinations or other Collateral evaluations, it being understood that the amount of any reduction in Advance Rates shall have a reasonable relationship to the event, condition or other matter which is the basis for such reduction.   Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent.  The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

(e) Sublimit for Revolving Advances made against FulCircle Receivables. The aggregate amount of Revolving Advances at any time outstanding made to Borrowers against FulCircle Receivables constituting Eligible Receivables shall not exceed $650,000; provided, that, such limit shall no longer apply upon and after receipt by Agent of a satisfactory field examination of the FulCircle Receivables.

(f) Sublimit for Revolving Advances made against Eligible Unbilled Kable Distribution Receivables. The aggregate amount of Revolving Advances at any time outstanding made to Borrowers against Eligible Unbilled Kable Distribution Receivables shall not exceed $4,000,000.

(d)   Schedules. On the Effective Date, Section 9.2 of the Loan Agreement shall be amended and restated as follows:

9.2.           Schedules.  Deliver to Agent (a) on or before the twenty fifth (25th) day of each month as and for the prior month (i) accounts receivable ageings inclusive of reconciliations to the general ledger, (ii) accounts payable schedules inclusive of reconciliations to the general ledger, (iii) reports detailing Capital Expenditures made during such month, the balance of the CapEx Reserve and deductions from the CapEx Reserve for such month: Restructuring Charges made during such month, the balance of the Restructuring Reserve and deductions from the Restructuring Reserve for such month; and Bauer Receivables collected during such month, amounts paid to Bauer during such month and amounts owing to Bauer, in each case in form and substance satisfactory to Agent, (iv) a Borrowing Base Certificate for all Borrowers in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), (v) sales reports including credit memos and collections assignment, and (vi) a report detailing collections of proceeds of Bauer Receivables and payments to Bauer in connection therewith; (b) on or before the fifth (5th) Business Day of each month as and for the prior month, a Borrowing Base Certificate for Kable Distribution in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement); and (c) on Tuesday of each week, (i) a report detailing Cash Collections as of the last day of the prior week, and (ii) a Borrowing Base Certificate, including reporting of unbilled Receivables, for Kable Distribution in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior week and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement). In addition, each Borrower will deliver to Agent at such intervals as Agent may reasonably require: (I) confirmatory assignment schedules; (II) copies of Customer’s invoices; (III) evidence of shipment or delivery; and (IV) such further schedules, documents and/or information regarding the Collateral as Agent may reasonably require including trial balances and test verifications.  Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.  The items to be provided under this Section are to be in form reasonably satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

(e)         Term. On the Effective Date, Section 13.1 of the Loan Agreement shall be amended and restated as follows:

13.1 Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until May 12, 2015 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations.  In the event the Obligations are prepaid in full prior to the tenth (10th) day prior to the expiration of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) two  percent (2%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the Third Amendment Date to and including the date immediately preceding the first anniversary of the Third Amendment Date and (y) one percent (1%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the first anniversary of the Third Amendment Date to and including the date that is ten (10) days preceding the expiration of the Term.

Section 2         Representations, Warranties and Covenants of Borrowers

Each Borrower hereby represents and warrants to and covenants with the Agent and the Lenders that:

(a)   such Borrower reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that after giving effect to this Amendment all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)   from and after the Effective Date, such Borrower reaffirms all of the covenants contained in the Loan Agreement (as amended hereby), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)   after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)   such Borrower has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officer executing this Amendment on its behalf was similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any material contract or agreement to which it is a party or by which any of its properties are bound; and

(e)   this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 3         Conditions Precedent/Effectiveness Conditions

This Amendment shall be effective upon the date of satisfaction of all of the following conditions precedent (the “Effective Date”).

(a)   Agent shall have received this Amendment fully executed by the Borrowers;

(b)   Agent shall have received an amendment to the Subordination Agreement fully executed by Borrowers and ARIC;

(c)   Agent shall have received a non-refundable amendment fee in an amount equal to $10,000, which Borrowers acknowledge Agent shall have earned in full as of the date hereof and which shall not be subject to proration;

(d)   All documents, instruments and information required to be delivered hereunder shall be in form and substance reasonably satisfactory to Agent and Agent’s counsel;

(e)   Agent shall have received such other documents as Agent or counsel to Agent may reasonably request; and

(f)   No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this Amendment.

Section 4         Further Assurances

Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

Section 5         Payment of Expenses

Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

Section 6         Reaffirmation of Loan Agreement

Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 7         Confirmation of Indebtedness

Borrowers confirm and acknowledge that as of the close of business on March 29, 2013, Borrowers were indebted to Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $4,480,177.88 due on account of Revolving Advances, and $233,533.00 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

Section 8         Miscellaneous

(a)   Third Party Rights.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)   Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)   Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)   Governing Law.  The terms and conditions of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania without regard to provisions of conflicts of law.

(e)   Counterparts.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS: KABLE MEDIA SERVICES, INC.
KABLE DISTRIBUTION SERVICES, INC.
KABLE PRODUCT SERVICES, INC.
KABLE NEWS COMPANY, INC.
PALM COAST DATA HOLDCO, INC.
KABLE STAFFING RESOURCES LLC
KABLE SPECIALTY PACKAGING SERVICES LLC
KABLE NEWS INTERNATIONAL, INC.
PALM COAST DATA LLC
FULCIRCLE MEDIA, LLC

By: /s/ Michael P. Duloc
Michael P. Duloc as President of
Kable News Company, Inc. and Kable
News International, Inc. and
President
and Chief Executive Officer of the
remaining Borrowers

[SIGNATURE PAGE TO THIRD AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]
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PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent By: /s/ Jacqueline MacKenzie Name: Jacqueline MacKenzie Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]
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